Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of Silver Bull Resources, Inc. (the “Company”) of our report dated January 18, 2017, with respect to the consolidated financial statements of the Company for the year ended October 31, 2016, included in the Company’s annual report on Form 10-K for the year ended October 31, 2016.

/s/ Smythe LLP
Smythe LLP, Chartered Professional Accountants

Vancouver, Canada
November 9, 2017